Exhibit 10.1

AMENDMENT TO HARBORONE BANCORP, INC. 2017 STOCK OPTION AND INCENTIVE PLAN A. The HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan (the "Plan") is hereby amended as follows: 1. Section 3(a)(ii) of the Plan is hereby amended and restated in its entirety as follows: "(ii) Limitations. Notwithstanding the foregoing, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options is 1,483,984 shares (all ofwhich may be granted as Incentive Stock Options), and the maximum number of shares of Stock that may be issued as Restricted Stock Awards or Restricted Stock Units is 593,593 shares. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that the maximum number of shares of Stock, in the aggregate, that may be subject to either (i) Stock Options or (ii) Restricted Stock Awards and Restricted Stock Units granted to any one employee may not exceed 25 percent of the respective maximum number of shares that may be delivered pursuant to this Section 3(a)(ii)." B. Except as amended herein, the Plan is confirmed in all other respects. Approved by the Board of Directors on February 27, 2019. A true record. J ACTIVE/98513743.1